UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
__________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RIGHTSCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-1219445
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
3100 Donald Douglas Loop North Santa Monica, CA 90405	90405
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1.   Description of Registrant’s Securities to be Registered.

The information regarding the common stock, $0.001 par value, of Rightscorp, Inc., formerly known as Stevia Agritech Corp. (the “Company”), as set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1/A (File No. 333-171486) as amended and filed with the Securities and Exchange Commission on March 25, 2011 (the “Registration Statement”), is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 20, 2013)
3.2	Bylaws of the Company (incorporated by reference to the Company’s S-1 Registration Statement filed on December 30, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RIGHTSCORP, INC.

Date: October 28, 2013	By:	/s/ Christopher Sabec
Name: Christopher Sabec
Title: Chief Executive Officer, President and Secretary